Exhibit 35.1


                              INDYMAC BANK, F.S.B.

          INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES
                                     2007-H1


      The undersigned, a duly authorized representative of IndyMac Bank, F.S.B. ("IndyMac Bank"), pursuant to the Sale and Servicing Agreement dated as of March 14, 2007 (the "Agreement"), among IndyMac ABS, Inc., a Delaware corporation, as depositor, IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1 (the "Trust"), IndyMac Bank, F.S.B., a federally chartered bank, as seller and servicer (in such capacity, the "Seller" and "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Identure Trustee"), does hereby certify that:

      IndyMac Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      1. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

      2. A review of the activities of the Servicer during the period from the Closing Date to December 31, 2007, and of its performance under the Agreement, was conducted under my supervision.

      3. Based on such review, the Servicer has, to the best of my knowledge, fulfilled all of its obligations in all material respects under the Agreement throughout the period from the Closing Date to December 31, 2007, and no default in the performance of such obligations has occurred or is continuing.


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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th day of February 2008.

                                           INDYMAC BANK, F.S.B.
                                           as Servicer,


                                           By: /s/ Gary D. Clark
                                               --------------------------------
                                               Name:  Gary D. Clark
                                               Title: Executive Vice President


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